EXHIBIT 10.3

                          BUSINESS CONSULTING AGREEMENT
                          -----------------------------

         THIS BUSINESS CONSULTING AGREEMENT (this "Agreement") is made and entered into this 1st day of March 2004, by and between BEVERAGE NETWORK OF HAWAII, INC., a corporation organized and existing under the laws of Florida with offices at 4800 N.W. 15th Avenue, Bay 1-A, Fort Lauderdale, Florida 33308 (hereinafter referred to as the "Company") and LAWRENCE R. LASSEK, a consultant with mailing address at PO Box 1087, Makawao, HI 96768. (hereinafter referred to as the "Consultant").

                                    RECITALS

         A. The Company desires to avail itself of the Consultant's experience, skills and abilities, and background and knowledge, and is willing to engage the Consultant upon the terms and conditions set forth herein.

         B. The Consultant agrees to be engaged and retained by the Company upon said terms and conditions.

         C. The parties hereto have each established a valuable reputation and goodwill in their respective businesses.

         D. Each party hereto, by virtue of its relationship with the other party, will become familiar with and possessed with the manner, methods and other confidential information pertaining to the other party's business activities.

         NOW, THEREFORE, in consideration of the recitals, promises and conditions in this agreement, the Consultant and the Company agree as follows:

         1. CONSULTING SERVICES. The Company hereby engages Consultant to render the services hereinafter described during the term hereof. It is understood and agreed that during the term of this Agreement, Consultant is free to engage in any other commercial activities provided however that this shall not involve the commercialization, either direct or indirect of any juice containing soft drink beverage whether in competition with the Company's business or not. It is also understood and agreed that Consultant may travel outside of the State of Hawaii for several months of each year that this Agreement is in effect. Consultant shall only be required to advise Company of his travel intentions with reasonable anticipation of each trip:

                  (a) Consult with Company as directed concerning the company's operations and employees in the State of Hawaii and assist the Company in the recruitment of its key management personnel.

                  (b) Render advice with respect to expanding and distributing the Company's products in Hawaii and the US mainland.

                  (c) Assist Company's employees in the negotiation of Company's contracts with suppliers and

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customers in the state of Hawaii when so required by the Company.

         The services identified above shall be rendered on an "As Needed" basis, Company shall give Consultant reasonable notice of its needs hereunder to take into account Consultant's other commitments and travel plans. Consultant shall not be required to render more than 40 hours of service in any calendar month. Services may be provided by the Consultant from his home.

         2. TERM. The term of this Agreement is for one year and shall be renewed automatically for further one year renewal terms until terminated by either party hereto as follows:

                  (a) Consultant may terminate this agreement at any time during its term or any renewal term by giving 60 days written notice to the Company.

                  (b) The Company may terminate this Agreement in the event of
(i) the death of Consultant, (ii) "For Cause". Cause is defined as habitual neglect of duties or responsibilities, (iii) conviction of a felony, (iv) in the event that Consultant has received minimum Consulting Fees of $550,000 under the terms of this Agreement, or (v) The Company ceases doing business under the Maui Juice Company trademark.

         3. CONSULTING FEE. The Company shall pay to the Consultant or to the Consultant's corporation a consulting fee equal to one percent (1%) of the company's net proceeds (such payments are hereinafter collectively referred to as the "Consulting Fees"). For purposes of this paragraph, the term "net proceeds" shall mean the Company's gross receipts from sales of products of the Company's Business to the Customers, whether retail or wholesale, less the price of any returned products, any discounts, rebates or credits customarily issued in the same or similar business, sales and other commissions granted by the Company to third parties, any applicable sales taxes (including, but not limited to, excise, use, currency repatriation and similar taxes) and any shipping charges that are billed separately. In the event that in any calendar quarter that this Agreement is in effect the Consulting Fees are less than $1,250, then in addition to the actual Consulting Fees the Company shall pay Consultant an amount equivalent to the difference between the actual Consulting fees calculated from the Company's net proceeds and $1,250.

                  (a) Payment of Fee. On the tenth (10th) day of each quarter during the term hereof, the Company shall issue Consultant or the Consultant's corporation a check for the amount of the Consulting Fees payable to Consultant for the prior quarter.

                  (b) Commissions After Termination. After the expiration or termination of this Agreement, the Consultant shall not be entitled to any Consulting Fees.

         4. EXPENSES OF THE CONSULTANT. The Company shall reimburse Consultant for reasonable out of pocket expenses incurred by the Consultant in the performance of his duties hereunder. All expenses must be pre-approved in writing by the Company and must be supported by bona fide receipts.

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         5. COOPERATION. Both parties shall cooperate fully with each other in the performance of the their respective obligations under this Agreement including, without limitation, providing all necessary information, executing all documents and performing all actions reasonably required in connection with such performance.

         6. INDEPENDENT CONTRACTOR. This Agreement shall not constitute an employer- employee relationship. It is the intention of the parties that the Consultant shall be at all times an independent contractor of the Company. The Consultant shall not have any authority to act as the agent of the Company and shall not have the authority to, and shall not, bind the Company to any agreements or obligations with a third party except as otherwise authorized by the Company. Subject to the express provisions herein, the manner and means utilized by the Consultant in the performance of its services hereunder shall be under the sole control of the Consultant.

         7. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Both parties acknowledge that it is their policy to maintain as secret and confidential all valuable information heretofore or hereafter acquired, developed or used by each other in relation to their respective business, operations, employees and contacts which may give a competitive advantage in either party's industries (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that, by reason of the relationship of the parties, the parties may acquire Confidential Information of the other party. The parties recognize that all such Confidential Information is the property of the owning party. In consideration of the parties entering into this Agreement, the parties agree that:

                  (a) They shall never, directly or indirectly, publicly disseminate or otherwise disclose any Confidential Information obtained during the term of this Agreement without the prior written consent of either party, it being understood that the obligation created by this subparagraph shall survive the termination of this Agreement;

                  (b) At all times, the parties shall exercise all due and diligent precautions to protect the integrity of any of the other party's documents embodying Confidential Information (which shall be marked "Confidential" by the supplying party prior to delivery and, if not so marked, shall not be deemed to embody Confidential Information), and upon termination of this Agreement, each party shall return all such documents (and copies thereof) in its possession or control to the other party; and

                  (c) In recognition of the foregoing, the parties represent, warrant and covenant that they will not in the future use or disclose any of such Confidential Information for the benefit of any person or other entity or organization under any circumstances at any time.

         8. INDEMNIFICATION. The acts, statements and representations made by the Consultant without the approval of the Company to third parties which are not made in reliance upon information and/or material furnished to the Consultant by the Company, rather written or oral, are the sole responsibility of the Consultant, and the Consultant agrees to indemnify the Company, its directors, officers, stockholders,

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representatives, agents and affiliates (collectively, the "Affiliated Parties")
for any liability, claims, losses and expenses, including legal costs and expenses incurred by the Company or its Affiliated Parties that result from the Consultant's representations made without the approval of the Company.

         9. TAXES. All taxes, duties and other governmental fees or charges arising from the Consultant's receipt of remuneration shall be borne by the Consultant, except to the extent that the Company is responsible for the fees, costs and expenses in connection with the provisions of Section 6 hereof.

         10. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or by courier, telegraphed, telexed or by facsimile transmission or sent by express, registered or certified mail, postage prepaid, addressed to the other party at the address provided above. Either party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed in accordance with this section.

         11. BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.

         12. ARBITRATION. Except as specifically provided herein, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator mutually selected by the parties, in the State of Florida, Broward County, in accordance with the rules of the American Arbitration Association then in effect. If the parties are unable to agree on a single arbitrator, each party shall select an arbitrator and the two arbitrators selected by the parties shall select a third arbitrator. If three arbitrators are selected, they shall act by majority vote. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         13. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Florida, without giving effect to the choice of law principles thereof. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, costs and other expenses incurred throughout all negotiations, arbitrations or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

         14. ASSIGNMENT. Any attempt by either party to assign any rights, duties or obligations that arise under this Agreement without the prior written consent of the other party shall be void and shall constitute a breach of the terms of this Agreement.

         15. ENTIRE AGREEMENT; Modification. This Agreement constitutes the entire agreement between the Company and the Consultant. No promises, guarantees, inducements or agreements, oral or written, express or implied, have been made regarding the provision of any services, other than as contained in this

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Agreement. This Agreement can be modified only in writing signed by both parties hereto.

         16. SEVERABILITY. If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part(s) thereof shall be stricken from this Agreement and such provision shall not affect the legality, enforceability, or validity of the remainder of this section, then the stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is similar in tenor to the stricken provision as is legally possible.

         17. CONTINUING EFFECT. Sections 5, 8, 9 and 11 shall survive the expiration or the termination of obligations of each party to the other.

         18. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         19. FAIR MEANING. This Agreement shall be construed in accordance with its fair meaning and not for or against either party on account of which party drafted this Agreement.

         20. AUTHORIZATION. Each party represents and warrants that: (a) the signatory shown below has the authority to bind the party on whose behalf he/she is signing to the terms of this Agreement; (ii) the execution and delivery of this Agreement and the performance of such parties obligations hereunder have been duly authorized; and (iii) the Agreement is a valid and legal agreement binding on such parties and enforceable in accordance with its terms.

         21. ADVICE OF COUNSEL. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL, OR EACH HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL AND HAS WAIVED SUCH RIGHT AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION THEREOF.

         22. FURTHER ASSURANCE. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

         23. FORCE MAJEURE. Neither of the parties shall be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to war, sabotage, insurrection, riots, civil disobedience and the like, acts of governments and agencies thereof, labor disputes, accidents, fires or Acts of God. In such event, the delayed party shall perform its obligations hereunder within a reasonable time after the cause of the failure has been remedied, and the other party shall be

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obligated to accept such delayed performance. During any period that performance of its obligations by one party is delayed or suspended pursuant to this section, the performance of the obligations of the other party shall be similarly delayed or suspended, including, without limitation, any obligation of a party to pay money owed based on delayed performance of obligations of the other party.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

BEVERAGE NETWORK OF HAWAII, INC.

By:_____________________
Name: Title:


LAWRENCE R. LASSEK

By:_____________________

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